UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2014 (August 14, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On August 14, 2014, the registrant entered into a Conversion and Redemption Agreement (each, an “Agreement” and together the "Agreements") with each holder of the registrant’s senior secured promissory notes (the “Notes”) issued under the registrant’s Securities Purchase Agreement dated as of April 15, 2014 (the “SPA”). Pursuant to the Agreements:

•	The conversion price of the Notes is adjusted to $0.20 per share (subject to stock dividend, stock split, stock combination, reclassification or similar transaction);

•	The holders of the Notes shall convert a portion of the Notes held by them, in an aggregate amount of $2,710,970.64, into 13,554,854 shares of the registrant’s common stock in the aggregate based on the adjusted conversion price;

•	The holders of the Notes shall redeem a portion of the Notes held by them for cash, in the aggregate amount of $1,865,630.61, from the funds held in a control account established in connection with the SPA (the “Control Account”);

•	The Notes shall be cancelled immediately following the foregoing conversion and redemption; and

•	$404,875.11 of the funds held in the Control Account shall be transferred to the registrant immediately after the closing of the Agreements.

The consummation of the transactions contemplated by the Agreements is contemplated to take place on August 15, 2014. The foregoing description of the Agreements is qualified in its entirety by the form thereof attached as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On August 15, 2014, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, and the information in Exhibit 99.2 is incorporated herein by reference.

The information in Item 8.01 and Item 9.01(d) in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Form of Conversion and Redemption Agreement dated August 14, 2014
99.2	Press release dated August 15, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	August 15, 2014	(Registrant)

		By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer

3